Power of Attorney

I, the person whose signature appears below, hereby appoint Melissa Garrett, Senior Vice President-Legal and Secretary of Wolfspeed, Inc. (the "Company"), Mike Pollard, Deputy General Counsel and Chief Compliance Officer of the Company, and Alexander M. Bowling, and each of them individually, as my attorneys-in-fact with the power and authority:

- to take such actions as may be necessary or appropriate to enable me or others on my behalf to submit and file forms, schedules and other documents with the U.S. Securities and Exchange Commission (the "SEC") utilizing the SEC's Electronic Data Gathering and Retrieval ("EDGAR") system, which actions may include (1) enrolling me in EDGAR Next and (2) preparing, executing and submitting to the SEC a Form ID, amendments thereto, and such other documents and information as may be necessary or appropriate to obtain codes and passwords enabling filings and submissions to be made by me or others on my behalf utilizing the EDGAR system;

- to execute and file with the SEC on my behalf, pursuant to Section 16(a) of the Securities Exchange Act of 1934 (the "Exchange Act") and the rules thereunder: (1) an Initial Statement of Beneficial Ownership of Securities on Form 3; (2) Statements of Changes in Beneficial Ownership on Form 4; and (3) Annual Statements of Changes in Beneficial Ownership on Form 5; and any amendments thereto, with respect to my service as a director and/or officer of the Company and my holdings of and transactions in Company securities of which I may be deemed the beneficial owner;

- to do and perform on my behalf any and all other acts necessary or desirable to complete, execute and timely file such Forms 3, 4 and 5 and any amendments thereto with the SEC and, if necessary, any stock exchange or similar authority, including but not limited to the power to designate any person then serving as a director or officer of the Company to be an additional or substitute attorney-in-fact under this Power of Attorney with the same power and authority as if such person were named herein, and to take any other action in connection with the foregoing which, in the opinion of such attorney-in-fact, may be of benefit to, in the best interest of or legally required by me, it being understood that the documents executed by such attorney-in-fact on my behalf pursuant to this Power of Attorney shall be in such form and shall contain such terms and conditions as the attorney-in-fact may approve in his or her discretion;

- to act as an account administrator for my EDGAR account, including to: (1) appoint, remove and replace account administrators, account users, technical administrators and delegated entities; (2) maintain the security of my EDGAR account, including modification of access codes; (3) maintain, modify and certify the accuracy of information on my EDGAR account dashboard; (4) act as the EDGAR point of contact with respect to my EDGAR account; and (5) take any other actions contemplated by Rule 10 of Regulation S-T with respect to account administrators; and

- to cause the Company to accept a delegation of authority from any of my EDGAR account administrators and, pursuant to that delegation, authorize the Company's EDGAR account administrators to appoint, remove or replace users for my EDGAR account.

The authority granted under this Power of Attorney shall continue in effect for the attorneys-in-fact named above until I am no longer required to file reports with respect to my holdings of and transactions in Company securities, unless earlier revoked in a writing signed by me and delivered to such attorney-in-fact. This Power of Attorney revokes all previous powers of attorney with respect to the subject matter of this Power of Attorney.

I acknowledge that neither the attorneys-in-fact nor the Company is assuming any of my responsibilities to comply with Section 16 of the Exchange Act.

IN WITNESS WHEREOF, I have signed this Power of Attorney on the date shown below.

Signature

Robert Feurle
Typed or Printed Name

April 28, 2025
Date Signed

NOTARIZATION

STATE OF NORTH CAROLINA

COUNTY OF DURHAM

I, Shelbie L. Whitfield, a notary public of the county and state aforesaid, do hereby certify that Robert Feurle personally appeared before me this day and acknowledged the execution of the foregoing instrument.

Witness my hand and official stamp or seal this 28th day of April, 20 25

SHELBIE L WHITFIELD
NOTARY PUBLIC
Person County
North Carolina
My Commission Expires October 8, 2027
[SEAL]

Notary Public

Shelbie L. Whitfield
Print Name of Notary Public

My Commission Expires: 10/08/2027